FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 20, 2005 (the "Amendment"), among CORE LABORATORIES N.V., a Netherlands limited liability company (the "Parent"), CORE LABORATORIES, LP, a Delaware limited partnership (the "US Borrower" and collectively with the Parent, the "Borrowers"), the various financial institutions which are or may become parties to the Credit Agreement, as amended hereby (collectively, the "Lenders"), JPMORGAN CHASE BANK, N.A. as administrative agent (the "Administrative Agent") for the Lenders and as a letter of credit issuing bank (in such capacity together with any successors thereto, an "LC Issuer"), and BANK OF AMERICA, N.A. as syndication agent ("Syndication Agent" and collectively with the Administrative Agent, the "Agents") for the Lenders and as a letter of credit issuing bank (in such capacity together with any successors thereto, an "LC Issuer").

W I T N E S S E T H

WHEREAS, the Borrowers, the Lenders, the Agents and the LC Issuers are parties to that certain Third Amended and Restated Credit Agreement, dated as of March 24, 2005 (the "Credit Agreement"); and

WHEREAS, the Borrowers desire to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

    DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, or except as the definition may be amended by this Amendment, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

    AMENDMENTS TO CREDIT AGREEMENT.

      Section 1.01 of the Credit Agreement is hereby amended as follows:

        Amended Definitions. The following definitions are hereby amended as follows:

          The definition of "Commitment" is hereby amended and restated in its entirety to provide as follows:

          "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrowers in an aggregate amount not exceeding the amount set forth opposite such Lender's name on the Commitment Schedule, as it may be modified as a result of any assignment that has become effective pursuant to Section 14.3.3 or as otherwise modified from time to time pursuant to the terms hereof."

          The definition of "Professional Market Party" is hereby amended and restated in its entirety to provide as follows:

          "Professional Market Party" means each of the following descriptions of a professional market party (professionele marktpartij) under the Dutch Exemption Regulation pursuant to the Dutch Banking Act:

          (i) credit institutions, insurers, securities institutions, investment institutions, pension funds or subsidiaries of any of the foregoing, that are (a) supervised or licensed in the Netherlands or (b) established in a European Economic Area member state (other than the Netherlands), Monaco, Poland, Puerto Rico, Saudi Arabia, Turkey, South Korea, the United States, Japan, Australia, Canada, Mexico, New Zealand or Switzerland, and are adequately supervised in their country of establishment;

          (ii) investment institutions which are exempt from the requirement to be supervised or licensed under Netherlands law;

          (iii) the State of the Netherlands, the Dutch Central Bank (De Nederlandsche Bank), a foreign public body belonging to a central authority, regional and local governments, a central bank, an international treaty organization or a supranational public institution;

          (iv) enterprises or institutions which, according to their balance sheet as at the end of the financial year preceding the year during which the relevant transaction takes place, have total assets of at least EUR 500,000,000 (or the equivalent thereof in another currency);

          (v) institutions, enterprises, or natural persons having a net equity of at least EUR 10,000,000 (or the equivalent thereof in another currency) as at the end of the year preceding the year during which the relevant transaction takes place and who or which have been active on the financial markets on an average of twice a month over a period of at least two consecutive years preceding the relevant transaction; and

          (vi) professional market parties as meant in section 1a(3)(a)(b)(d)-(f) of the exemption regulation to the Act on the Supervision of the Securities Trade 1995, i.e. (a) entities which are regulated to operate in the financial markets, (b) entities that are otherwise authorized to operate in regulated activities in the financial markets, including exempt credit institutions, insurers, financial institutions, investment institutions, pension funds and special purpose vehicles, (c) entities which, according to their last annual or consolidated accounts, meet at least two of the following three criteria: (x) an average number of employees during the financial year of 250 or more, (y) a total balance sheet of at least EUR 43,000,000, and (z) an annual net turnover of at least EUR 50,000,000, (d) entities with statutory seat in the Netherlands which do not meet at least two of the three criteria mentioned in clause (c) above, which have asked the Dutch competent authority to be considered as professional market parties (and which consequently have been registered as such), as well as natural persons with place of residence in the Netherlands who have asked the Dutch competent authority to be considered as professional market party, and who meet at least two of the following three criteria: (x) the person has carried out transactions of a significant size on securities markets at an average frequency of, at least, 10 per quarter over the previous four quarters, (y) the size of the person's securities portfolio exceeds EUR 0,5 million, and (z) the person works or has worked for at least one year in the financial sector in a professional position which requires knowledge of securities investment, and (f) entities whose corporate purpose is solely to invest in securities, including hedge funds."

          The definition of "Facility Termination Date" is hereby amended and restated in its entirety to provide as follows:

        "Facility Termination Date" means December 20, 2010."

        New Definition. The following new definition is hereby inserted into the Credit Agreement in the appropriate location:

      "Commitment Schedule" means the Schedule attached hereto identified as such."

      Section 2.25 of the Credit Agreement is hereby amended by replacing the number "$150,000,000" with the number "$175,000,000".

      Section 14.3.1 of the Credit Agreement is hereby amended by inserting the phrase "; provided, however, that if a Default has occurred and is continuing, (A) the Administrative Agent shall provide the Parent with written notice of the assignment including information regarding any proposed Purchaser at least 5 Business Days prior to any such proposed assignment, and (B) if (x) within 3 Business Days of receipt of such notice the Parent delivers a written response to the Administrative Agent setting forth the basis of its reasonable determination that that such Purchaser does not qualify as a Professional Market Party, and (y) the Parent's lack of a consent right would result in a breach or violation of the Dutch Banking Act and such conclusion is accompanied by an opinion of counsel to the same effect, then the consent of the Parent shall be required prior to such assignment." immediately following the phrase "the consent of neither Borrower shall be required".

      Form of Assignment Agreement. Section 1.1 of Annex I to Exhibit C to the Credit Agreement is hereby amended by deleting the word "and" immediately prior to "(c)" and replacing it with a "," and inserting the following immediately after the words "contemplated hereby" in clause (c) ", and (d) if a Default has occurred and is continuing, notice has been delivered to the Parent pursuant to Section 14.3.1 of the Credit Agreement and any required consent thereunder has been obtained"

      The Credit Agreement is hereby further amended by (i) inserting as the Commitment Schedule to the Credit Agreement the text contained in Annex I attached to this Amendment and (ii) deleting from the signature page of each Lender the stated amount of each Lender's Commitment set forth thereon (and each such Commitment set forth thereon shall cease to be effective from and after the date hereof).

      The Credit Agreement is hereby further amended by deleting the existing Pricing Schedule attached to the Credit Agreement and inserting in its place as the new Pricing Schedule to the Credit Agreement the text contained in Annex II attached to this Amendment.

    REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders and the Agents to enter into this Amendment, each Borrower hereby reaffirms, as of the date hereof, its respective representations and warranties contained in Article V of the Credit Agreement (except to the extent any such representation and warranty relates solely to an earlier date) and additionally represents and warrants as follows:

      Existence and Standing. Each of the Borrowers and their respective Subsidiaries is a corporation, limited partnership, limited liability company or other Person duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite authority to conduct its business and is duly qualified or licensed to transact business as a foreign corporation, limited partnership, limited liability company or other Person and in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect.

      No Conflict; Government Consent. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof ("Government Approval"), which has not been obtained by a Credit Party or any of its Subsidiaries, is required to be obtained by such Credit Party or any of its Subsidiaries in connection with the execution and delivery of this Amendment, the Loan Documents, the borrowings under the Credit Agreement, as amended hereby, the payment and performance by such Credit Party of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents, except, in each case, to the extent that the failure to obtain such order, consent, adjudication, approval, license, authorization, validation, exemption or other action or to make such filing, recording or registration could not reasonably be expected to have a Material Adverse Effect.

      Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Borrower of this Amendment and the consummation of the transactions contemplated hereby and by the Credit Agreement as so amended, are within each Borrowers' corporate or other similar organizational powers, have been duly authorized by all necessary corporate action, and do not (a) contravene either Borrowers' organizational documents, including, without limitation, its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, operating or other management agreement or other similar organic documents; (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting either Borrower; or (c) result in, or require the creation or imposition of, any Lien on any Properties of either Borrower or any Subsidiaries.

      Governmental Approval, Regulation etc. No Government Approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery or performance by either Borrower of this Amendment.

      Validity, etc. This Amendment and the Credit Agreement, as amended, hereby constitute the legal, valid and binding obligations of each Borrower enforceable against either Borrower in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

    CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

      Executed Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by each of the Borrowers, the Administrative Agent, the LC Issuers and each Lender.

      Notes. The Administrative Agent shall have received a Note on behalf of each Lender that has requested a Note pursuant to Section 2.15 payable to the order of each such requesting Lender.

      Legal Opinions. The Administrative Agent shall have received the written legal opinion of (i) John D. Denson, as general counsel to the US Borrower, and (ii) NautaDutilh N.V., as special counsel to Parent, each of which shall be addressed to the Administrative Agent, the LC Issuers and the Lenders and shall be in form and substance satisfactory to the Administrative Agent.

      Certificates and Resolutions. The Administrative Agent shall have received the following certificates:

        from each Borrower and each Guarantor (other than Core Laboratories Sales N.V. and Core Laboratories Canada, Ltd.) a certificate dated as of the date hereof, signed by a secretary or assistant secretary of each such party or its respective general partner (i) certifying that such party approves and consents to (A) the extension of the Facility Termination Date to December 20, 2010, (B) the increase of the Aggregate Commitment from $75,000,000 to $125,000,000 and (C) the increase of the Facility Increase amount from $150,000,000 to $175,000,000, and (ii) attaching resolutions adopted by the applicable board or directors or other similar body of such party approving and consenting to such extension of the Facility Termination Date and such increase in the Aggregate Commitment and the Facility Increase amount and, as applicable, the execution and delivery of this Amendment or the consent and acknowledgement hereto; and

        from the US Borrower and the Parent a certificate dated as of the date hereof, signed by a responsible office of such entity or its respective general partner certifying that no Default or Unmatured Default exists under the Credit Agreement or any of the other Loan Documents.

      Payment of Fees. Payment to the Administrative Agent and the Lenders of the commitment fees and other fees due to them as of the date hereof under Loan Documents and the engagement letter between JPMorgan Chase Bank, N.A. and the Parent, dated as of the date hereof.

    COVENANTS. Promptly, but in any event within 30 days of the date hereof, the Borrowers hereby covenant and agree to cause Core Laboratories Sales, N.V. and Core Laboratories Canada, Ltd. to deliver to the Administrative Agent a certificate of each such party, signed by a secretary or assistant secretary of each such party or its respective general partner (i) certifying that such party approves and consents to (A) the extension of the Facility Termination Date to December 20, 2010, (B) the increase of the Aggregate Commitment from $75,000,000 to $125,000,000 and (C) the increase of the Facility Increase amount from $150,000,000 to $175,000,000, and (ii) attaching resolutions adopted by the applicable board or directors or other similar body of such party approving and consenting to such extension of the Facility Termination Date and such increase in the Aggregate Commitment and the Facility Increase amount and, as applicable, the execution and delivery of this Amendment or the consent and acknowledgement hereto.

    EFFECT OF AMENDMENT. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

    GOVERNING LAW, SEVERABILITY, ETC. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF THE CONFLICTS OF LAW. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

    MISCELLANEOUS.

      Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      Effectiveness. This Amendment shall become effective when counterparts hereof executed on behalf of each Borrower, the Administrative Agent and the Required Lenders (or notice thereof satisfactory to the Agent) shall have been received by the Administrative Agent.

      NO ORAL AGREEMENTS. THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

BORROWERS

CORE LABORATORIES N.V., a Netherlands
limited liability company

BY: Core Laboratories International B.V., its sole Managing Director

By:

Title: Managing Director of Core Laboratories International B.V.

CORE LABORATORIES LP, a Delaware limited partnership

BY: Core Laboratories LLC, its General Partner

By:
Title:

AGENTS AND LENDERS

JPMORGAN CHASE BANK, N.A.
Individually, as Administrative Agent, as Swing Line Lender and as an LC Issuer

By: ____________________________

Title:

BANK OF AMERICA, N.A.,
Individually, as Syndication Agent and as an LC Issuer

By:________________________________
Title:

COMERICA BANK, as a Lender

By:________________________________
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:________________________________
Title:

ACKNOWLEDGMENT BY GUARANTORS

Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain First Amendment to Third Amended and Restated Credit Agreement dated as of December __, 2005 (the "First Amendment"), (ii) acknowledges and agrees that its consent is not required for the effectiveness of the First Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party, including without limitation each Guaranty and (iv) represents and warrants that (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the First Amendment.

CORE LABORATORIES N.V.

BY: Core Laboratories International B.V., its sole Managing Director

By:

Title: Managing Director of Core Laboratories International B.V.

CORE LABORATORIES SALES N.V.

By:________________________________
Title:

CORE LABORATORIES CANADA, LTD.

By:________________________________
Title:

CORE LABORATORIES LP

OWEN OIL TOOLS LP

SAYBOLT LP

BY: Core Laboratories LLC, their general partner

By:________________________________
Title:

Annex I

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$37,500,000
Bank of America, N.A.	$37,500,000
Comerica Bank	$25,000,000
Wells Fargo Bank, National Association	$25,000,000
Total:	$125,000,000

Annex II

PRICING SCHEDULE
Consolidated Total Indebtedness/ Consolidated EBITDA	LIBOR +	ABR +	Commitment Fee
≥ 2.5x	150.0 bps	0 bps	35.0 bps
< 2.5x	125.0 bps	0 bps	30.0 bps
< 2.0x	100.0 bps	0 bps	25.0 bps
< 1.5x	75.0 bps	0 bps	20.0 bps
< 1.0x	62.5 bps	0 bps	17.5 bps

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Parent's Status as reflected in the then most recent financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Administrative Agent has received the applicable financials. If the Parent fails to deliver the financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.